Exhibit 99.1

FORM OF VOTING AND SUPPORT AGREEMENT

October 23, 2013

[Company]

Ladies and Gentlemen:

Heritage Financial Corporation (“Heritage”) and Washington Banking Company (“Washington Banking”) have entered into an Agreement and Plan of Merger dated as of October 23, 2013 (the “Merger Agreement”) pursuant to which, among other things, and subject to the terms and conditions set forth therein, (a) Washington Banking will be merged with and into Heritage (the “Merger”); and (b) the shareholders of Washington Banking upon effectiveness of the Merger will become entitled to receive the consideration specified in the Merger Agreement.

            has requested, as a condition to its execution and delivery to             of the Merger Agreement, that the undersigned execute and deliver to             this Voting and Support Agreement.

The undersigned, in order to induce             to execute and deliver to             the Merger Agreement, and intending to be legally bound, hereby irrevocably:

(a) Agrees to be present (in person or by proxy) at all shareholders’ meetings of             called to vote for approval of the Merger Agreement and/or the Merger and any other actions in furtherance thereof so that all shares of common stock of             over which the undersigned or a member of the undersigned’s immediate family (meaning any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and including adoptive relationships) has, directly or indirectly, sole or shared voting power as of the voting record date(s) for such meetings will be counted for the purpose of determining the presence of a quorum at such meetings and to vote, or cause to be voted, all such shares in favor of approval of the Merger Agreement and/or the Merger and any actions in furtherance thereof, it being understood that (i) as to immediate family members, the undersigned will use his or her reasonable efforts to cause the shares beneficially held by them to be present and voted in accordance with the provisions above and, any failure of such shares to be present or voted, so long as such reasonable efforts have been made by the undersigned, shall not constitute a violation of this Voting and Support Agreement, and (ii) nothing in this Voting and Support Agreement shall require the undersigned or any of his or her immediate family members to exercise any option or warrant regardless of whether any such option or warrant is “in the money” or vested or otherwise becomes vested;

(b) Agrees not to sell, transfer or otherwise dispose of any shares of common stock of             until after the approval of the Merger Agreement and/or the Merger by the             shareholders, exclusive of (i) dispositions of shares in connection with the exercise of stock options and warrants in order to pay the exercise price thereof or to satisfy tax withholding obligations in connection with the exercise of stock options or the vesting of equity awards and (ii) transfers to a lineal descendent or the spouse of the undersigned, or to a trust or other entity for the benefit of one or more of the foregoing persons, provided that the transferee agrees in writing to be bound by the terms of this Voting and Support Agreement;

(c) Represents that the undersigned has the capacity to enter into this Voting and Support Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors’ rights and general equitable principles; and

(d) Nothing herein shall impose any obligation on the undersigned to take any action or omit to take any action in his or her capacity as a member of the Board of Directors or as an officer of             or any of its subsidiaries. This Voting and Support Agreement is being entered into by the undersigned solely in his or her capacity as a shareholder of             .

The obligations set forth herein shall terminate concurrently with any termination of the Merger Agreement.

The undersigned intends to be legally bound hereby.

Sincerely,

Print Name:

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